EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Joel Brooks	Brian Ritchie
Chief Financial Officer	brian.ritchie@fd.com
jbrooks@senesco.com	212-850-5600
(732) 296-8400

Senesco Technologies Reports First Quarter Fiscal 2008 Financial Results

NEW BRUNSWICK, N.J. (November 15, 2007) - Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX:SNT) today reported financial results for the three months ended September 30, 2007.

Net loss for the three month period ended September 30, 2007 was $382,046, or $0.02 per share, compared with a net loss of $600,465, or $0.04 per share, for the three month period ended September 30, 2006. This decrease in net loss was primarily the result of an increase in revenue, which was partially offset by an increase in operating expenses.

Revenue of $371,250 for the three month period ended September 30, 2007 consisted of the initial payments and the amortized portion of previous milestone payments received in connection with certain license agreements. Revenue of $81,250 for the three month period ended September 30, 2007 consisted of current milestone payments and the amortized portion of previous milestone payments received in connection with certain development and license agreements.

“Our technology has attracted substantial interest from major players in the agriculture industry, as evidenced by the license agreements we signed this past quarter with Bayer CropScience AG for the development and commercialization of cotton and rice, and with Monsanto Company for the development and commercialization of corn and soy,” said Bruce Galton, President and CEO of Senesco. “Simultaneously, we continue to advance our plans for a certain cancer candidate for a potential Phase I clinical trial. We believe we have secured the necessary financing and we have recently retained a contract research organization to assist us in our efforts”.

Research and development expenses during the three month period ended September 30, 2007 were $352,895, compared with $309,348 during the three month period ended September 30, 2006. This increase resulted from an increase in research costs associated with our human health research program, which was partially offset by a decrease in our agricultural research expenses. The Company expects research and development expenses to continue to increase as it expands its research activities, particularly in the area of human health.

General and administrative expenses were $389,059 for the three month period ended September 30, 2007, compared with $383,285 during the three month period ended September 30, 2006. This decrease was primarily due to lower stock-based compensation expense, which was partially offset by an increase in depreciation and amortization.

At September 30, 2007, Senesco had cash, cash equivalents and investments of $1,641,003. With the remaining potential gross proceeds of our previously announced $10 million financing, Senesco should be able to operate according to the Company’s current business plan for the next 24 months. As previously disclosed, the Company has closed on $3 million of the $10 million financing. The receipt of the remaining $7 million of proceeds is dependent upon the achievement of certain milestones, including shareholder approval and upon entering into certain supply agreements with third party manufacturers. If Senesco does not meet all or some of the foregoing funding milestones, then the current $3 million is only sufficient for the next 9 months.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ. Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Accelerating apoptosis may have applications to development of cancer treatments. Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases. Senesco takes its name from the scientific term for the aging of plant cells: senescence. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress. The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2007	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,641,003	$408,061
Short-term investments	—	250,000
Accounts receivable	75,000	—
Prepaid expenses and other current assets	57,076	104,526
Total Current Assets	1,773,079	762,587

Property and equipment, net	6,487	7,526
Intangibles, net	2,738,639	2,544,447
Deferred financing costs	292,052	—
Security deposit	7,187	7,187
TOTAL ASSETS	$4,817,444	$3,321,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$305,823	$109,258
Accrued expenses	505,265	377,359
Deferred revenue	10,417	16,667
Total Current Liabilities	821,505	503,284

Convertible note	12,723	99,728
Grant payable	99,728	—
Other liability	27,662	29,196
TOTAL LIABILITIES	961,618	632,208

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 60,000,000 shares, issued and outstanding 17,473,694	174,737	174,737
Capital in excess of par	29,684,675	28,136,342
Deficit accumulated during the development stage	(26,003,586)	(25,621,540)

TOTAL STOCKHOLDERS’ EQUITY	3,855,826	2,689,539

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,817,444	$3,321,747

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	From Inception on July 1, 1998 through September 30,
	2007	2006	2007

Revenue	$371,250	$81,250	$1,089,583

Operating Expenses:
General and administrative	389,059	383,285	19,823,252
Research and development	352,895	309,348	8,546,064
Total Operating Expenses	741,954	692,633	28,369,316

Loss From Operations	(370,704)	(611,383)	(27,279,733)

Sale of state income tax loss	—	—	586,442
Other noncash income	—	—	321,259
Interest income, net	6,879	10,918	386,667
Interest expense on convertible note	(3,000)	—	(3,000)
Amortization of debt discount and financing costs	(15,221)	—	(15,221)
Net Loss	$(382,046)	$(600,465)	$(26,003,586)

Basic and Diluted Net Loss Per Common Share	$(0.02)	$(0.04)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	17,473,694	15,480,649